Exhibit 10.17

Execution Version

DIRECTOR DESIGNATION AGREEMENT

This DIRECTOR DESIGNATION AGREEMENT, dated as of September 10, 2010 (this “Agreement”), is entered into by and among K-Sea General Partner GP LLC, a Delaware limited liability company (“GP LLC”), K-Sea General Partner L.P., a Delaware limited partnership (“GP LP”), K-Sea Transportation Partners L.P., a Delaware limited partnership (“K-Sea” and, together with GP LLC and GP LP, the “K-Sea Entities”), K-Sea Investors A L.P., a Delaware limited partnership (“KSP A”), K-Sea Investors B L.P., a Delaware limited partnership (“KSP B”), K-Sea Investors C L.P., a Delaware limited partnership (“KSP C”), the other members of GP LLC signatory hereto (together with KSP A, KSP B and KSP C, the “GP LLC Members”), and KA First Reserve, LLC, a Delaware limited liability company (the “Purchaser”).

Recitals

WHEREAS, pursuant to the Purchase Agreement, K-Sea has agreed to issue and sell Series A Preferred Units;

WHEREAS, to induce the Purchaser to enter into the Purchase Agreement and the transactions contemplated thereby, each of the K-Sea Entities and the GP LLC Members is required to deliver this Agreement, duly executed by each of the K-Sea Entities and the GP LLC Members, to the Purchaser contemporaneously with the Closing of the transactions contemplated by the Purchase Agreement; and

WHEREAS, the Purchaser’s investment in K-Sea pursuant to the Purchase Agreement is reasonably expected to benefit, directly or indirectly, each of the K-Sea Entities and the GP LLC Members, and the general partner, board of directors, board of managers or other governing body of each of the K-Sea Entities and the GP LLC Members has determined that entering into and executing this Agreement is in the best interests of such K-Sea Entity and GP LLC Member.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Agreement

Section 1.                                           Definitions.

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the meanings indicated:

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Arrearage Event” shall have the meaning specified in Section 2(b)(v) of this Agreement.

“Beneficial Owner” shall have the meaning specified in the K-Sea Partnership Agreement.

“Board” means the Board of Directors of the general partner of K-Sea or, in the event that the general partner of K-Sea is a limited partnership, the Board of Directors of the general partner of such limited partnership.  As of the date of this Agreement, the term “Board” refers to the Board of Directors of GP LLC.

“Designated Director” means a director designated by the Purchaser in accordance with Section 2(b) of this Agreement.

“GP LLC” shall have the meaning specified in the introductory paragraph of this Agreement.

“GP LLC Members” shall have the meaning specified in the introductory paragraph of this Agreement.

“GP LP” shall have the meaning specified in the introductory paragraph of this Agreement.

“Grantees” shall have the meaning specified in Section 5(a) of this Agreement.

“K-Sea” shall have the meaning specified in the introductory paragraph of this Agreement.

“K-Sea Entities” shall have the meaning specified in the introductory paragraph of this Agreement.

“K-Sea Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P.

“KSP A” shall have the meaning specified in the introductory paragraph of this Agreement.

“KSP B” shall have the meaning specified in the introductory paragraph of this Agreement.

“KSP C” shall have the meaning specified in the introductory paragraph of this Agreement.

“One Director Threshold” shall have the meaning specified in Section 2(b)(iii) of this Agreement.

“Outstanding” shall have the meaning specified in the K-Sea Partnership Agreement.

“Park Avenue” means Park Avenue Transportation, Inc., a Delaware corporation and sole general partner of each of KSP A, KSP B and KSP C.

“Preferred Distribution Arrearage” means, with respect to any Series A Preferred Unit, the excess, if any, of (a) the required distribution with respect to a Series A Preferred Unit in respect of such Quarter over (b) the sum of all distributions with respect to a Series A Preferred Unit in respect of such Quarter.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 1, 2010, by and among K-Sea, GP LP and the Purchaser.

“Purchaser” shall have the meaning specified in the introductory paragraph of this Agreement.

“Quarter” shall have the meaning specified in the K-Sea Partnership Agreement.

“Resignation Event” means that a Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (a) ceases to be an officer or employee of the Purchaser, First Reserve Fund XI, L.P., Kayne Anderson Capital Advisors, L.P or any of their respective Affiliates; (b) is prohibited or disqualified from serving as a member of the Board under any rule or regulation of the Commission, the NYSE or by applicable Law; (c) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to K-Sea or its members; (d) has engaged in acts or omissions which involve intentional misconduct or an intentional violation of Law; or (e) has engaged in any transaction involving K-Sea from which the Designated Director derived an improper personal benefit.  Prior to making a determination that any Resignation Event described in clause (a) through (e) above has occurred, the Board shall provide the Designated Director and the Purchaser with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination.  At such duly called and held Board meeting, the Board shall provide the Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination.  The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.

“Three Director Threshold” shall have the meaning specified in Section 2(b)(i) of this Agreement.

“Two Director Threshold” shall have the meaning specified in Section 2(b)(ii) of this Agreement.

Section 2.                                           Director Designation Rights.

(a)                                         During the term of this Agreement, the Board shall have no more than six (6) members plus the number of Designated Directors permitted to be members of the Board pursuant to this Section 2 without the written consent of the Purchaser, except that the Board shall be increased to such number as is necessary to achieve the result contemplated by Section 2(b)(v) of this Agreement.

(b)                                         At any meeting at which members of the Board are appointed or persons are nominated for election to the Board, the number of persons that the Purchaser shall have the right to designate for appointment or nomination, as the case may be, shall be determined as follows:

(i)                                     As of the Closing and for so long as the Purchaser and its Affiliates are the Beneficial Owners of more than 33% of the Outstanding Common Units (the “Three Director Threshold”), then the Purchaser shall have the right to designate three directors to the Board.  The Purchaser’s initial designees shall be Gary D. Reaves II, James C. Baker and Kevin S. McCarthy.

(ii)                                  For so long as the Purchaser and its Affiliates are the Beneficial Owners of more than 22% of the Outstanding Common Units and up to 33% of the Outstanding Common Units (the “Two Director Threshold”), then the Purchaser shall have the right to designate two directors to the Board.

(iii)                               For so long as the Purchaser and its Affiliates are the Beneficial Owners of more than 11% of the Outstanding Common Units and up to 22% of the Outstanding Common Units (the “One Director Threshold”), then the Purchaser shall have the right to designate one director to the Board.

(iv)                              If the Purchaser and its Affiliates are the Beneficial Owners of 11% or less of the Outstanding Common Units, then the Purchaser shall no longer have the right to designate any directors to the Board.

(v)                                 If, at any time after June 30, 2012, a Preferred Distribution Arrearage is outstanding for at least four consecutive fiscal quarters (an “Arrearage Event”), then the Purchaser and its Affiliates shall have the right for all times after an Arrearage Event and regardless of whether a Preferred Distribution Arrearage is no longer outstanding, to designate directors constituting a mathematical majority of the directors on the Board.

(vi)                              For purposes of this Agreement, the number of Outstanding Common Units shall be calculated taking into account the Series A Preferred Units on an as-converted basis.

(c)                                  The GP LLC Members shall take all actions necessary or advisable to cause each Designated Director to be appointed or elected, as the case may be, to the Board, and to cause each Designated Director to be a Continuing Director; provided, that each Designated Director shall, in the reasonable judgment of Park Avenue, (A) have the requisite skill and experience to serve as a director of a publicly traded company, (B) not be prohibited or disqualified from serving as a director pursuant to any rule or regulation of the Commission, the NYSE or by applicable Law, (C) be a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the vessels in the coastwise trade of the United States, (D) not be an employee or director of any Competitor, and (E) not require the disclosure of any of the reportable events described under Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, and the rules and regulations thereunder (or any successor regulation thereto).  The Purchaser agrees to timely provide K-Sea with accurate and complete information relating to the Purchaser and each Designated Director that may be required to be disclosed by K-Sea under the Exchange Act.  Notwithstanding anything in this Agreement to the contrary, no individual shall serve as a Designated Director if (i) such individual is a plaintiff in any litigation involving K-Sea or its Affiliates or (ii) in the event that any relevant antitrust governmental authority requires such individual to terminate his position as a Designated Director, and in either such event, such individual shall immediately resign as a Designated Director and, failing such a resignation, the Purchaser shall remove and replace such individual.  In the event that the Purchaser fails to remove and replace such individual, K-Sea may remove such individual by giving notice to the Purchaser to the effect that such individual has been removed pursuant to this Section 2(c).  Following an Arrearage Event, the GP LLC Members shall take all actions necessary or advisable to immediately increase the size of the Board or cause directors to resign from the Board in order to implement Section 2(b)(v).

(d)                                 Except as otherwise provided in this Agreement, each Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(e)                                  A Designated Director may be removed from the Board:

(i)                                     by the Purchaser at any time; or

(ii)                                  by a majority of the other director(s) then serving on the Board upon written notice from K-Sea to the Purchaser that a Resignation Event has occurred with respect to such Designated Director, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event and following receipt of which the Purchaser will cause such Designated Director to resign as a member of the Board within two Business Days; provided, that any vacancy created by such resignation shall be filled by a director designated by the Purchaser as provided in Section 2(b) and subject to Section 2(c).

(f)                                   Any action by the Purchaser to designate or replace a Designated Director shall be evidenced in writing furnished to Park Avenue and shall be signed by or on behalf of the Purchaser.

(g)                                  Prior to designating an individual to become a director on the Board, the Purchaser shall enter into a written agreement with such individual whereby such individual agrees to resign as a member of the Board upon a Resignation Event.  The Purchaser acknowledges and agrees that such an agreement is in the best interest of the K-Sea Entities, the GP LLC Members and the Purchaser, and that the K-Sea Entities and the GP LLC Members shall be a third party beneficiary of the terms and conditions of such an agreement, and the K-Sea Entities and the GP LLC Members shall have the right to enforce such an agreement to the same extent as the parties thereto.

(h)                                 The K-Sea Entities and the GP LLC Members shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation; provided, however, that the K-Sea Entities and the GP LLC Members shall not be prohibited from taking such action that the Board determines (i) may be necessary to (A) comply with any rule or regulation of the Commission or the NYSE or (B) comply with applicable Law or (ii) is required to achieve compliance with the provisions of the K-Sea Partnership Agreement or the GP LLC Agreement.

Section 3.                                           Required Resignation of Designated Directors.

Promptly upon (and in any event within two Business Days following) receipt of a written request from K-Sea:

(a)                                 upon the failure of the Purchaser and its Affiliates to maintain the Three Director Threshold, the Purchaser shall cause one Designated Director then serving as a member of the Board, such Designated Director being chosen at the Purchaser’s sole discretion, to resign as a member of the Board and all committees thereof, if three Designated Directors continue to serve on the Board at the time of such written request;

(b)                                 upon the failure of the Purchaser and its Affiliates to maintain the Two Director Threshold, the Purchaser shall cause one Designated Director then serving as a member of the Board, such Designated Director being chosen at the Purchaser’s sole discretion, to resign as a member of the Board and all committees thereof, if two Designated Directors continue to serve on the Board at the time of such written request; and

(c)                                  upon the failure of the Purchaser and its Affiliates to maintain the One Director Threshold, the Purchaser shall cause each Designated Director then serving as a member of the Board to resign as a member of the Board and all committees thereof.

Section 4.                                           Director Indemnification.

At all times while a Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director in such former Designated Director’s capacity as a former director, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board.  All such rights of indemnification shall specify that, as between K-Sea, on the one hand, and the Purchaser and its Affiliates (other than K-Sea), on the other hand, K-Sea shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of the Purchaser or its Affiliates (other than K-Sea).

Section 5.                                           Miscellaneous.

(a)                                 Proxy.  In order to secure the obligations set forth herein, each GP LLC Member hereby irrevocably appoints during the term of this Agreement as its proxy and attorney-in-fact, as the case may be, Park Avenue and any individual or entity which shall hereafter succeed to Park Avenue (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the ownership interests of such GP LLC Member in GP LLC for the purpose, and solely for the purpose, of effecting the purposes and intent of this Agreement.  To the fullest extent permitted by law, this proxy is coupled with an interest and shall be irrevocable, and each GP LLC Member will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such GP LLC Member with respect to its ownership interests in GP LLC to the extent that such proxy is inconsistent with the provisions of this Agreement.

(b)                                 Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the K-Sea Entities, the GP LLC Members or any of their respective Affiliates or the Purchaser or any of its Affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(c)                                  Notices.  All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 8.07 of the Purchase Agreement.

(d)                                 Interpretation.  Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Any reference in this Agreement to $ shall mean U.S. dollars.  Whenever any determination, consent or approval is to be made or given by a party, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(e)                                  Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(f)                                   Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g)                                  No Waiver; Modifications in Writing.

(i)                                     Delay.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(ii)                                  Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(h)                                 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

(i)                                     Binding Effect; Assignment.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties; provided, however, that any of the rights and obligations of the Purchaser hereunder may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser; provided, further, that such rights and obligations shall terminate and cease to be so transferred or assigned upon any Affiliate to which such rights and obligations are transferred or assigned no longer being an Affiliate of the Purchaser.

(j)                                    Independent Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

(k)                                 Specific Enforcement.  Each of the parties acknowledges and agrees that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(l)                                     Further Assurances.  Each of the parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	K-Sea General Partner L.P., its general partner

	By:	K-Sea General Partner GP LLC, its general partner

	By:	/s/ Timothy J. Casey
Timothy J. Casey
Chief Executive Officer and President

K-SEA GENERAL PARTNER L.P.

By:	K-Sea General Partner GP LLC, its general partner

	By:	/s/ Timothy J. Casey
Timothy J. Casey
Chief Executive Officer and President

K-SEA GENERAL PARTNER GP LLC

By:	/s/ Timothy J. Casey
Timothy J. Casey
Chief Executive Officer and President

Signature Page to Director Designation Agreement

K-SEA INVESTORS A L.P.

By:	Park Avenue Transportation, Inc., its general partner

	By:	/s/ Brian P. Friedman
Brian P. Friedman
President

K-SEA INVESTORS B L.P.

By:	Park Avenue Transportation, Inc., its general partner

	By:	/s/ Brian P. Friedman
Brian P. Friedman
President

Signature Page to Director Designation Agreement

K-SEA INVESTORS C L.P.

By:	Park Avenue Transportation, Inc., its general partner

	By:	/s/ Brian P. Friedman
Brian P. Friedman
President

KA FIRST RESERVE, LLC

By:	KA Fund Advisors, LLC, its managing member

By:	/s/ James C. Baker
Name: James C. Baker
Title: Senior Managing Director

Signature Page to Director Designation Agreement

REMAINING GP LLC MEMBERS

/s/ Timothy J. Casey
Timothy J. Casey

/s/ Terrence P. Gill
Terrence P. Gill

/s/ Richard P. Falcinelli
Richard P. Falcinelli

/s/ Thomas Sullivan
Thomas Sullivan

/s/ Gregory Haslinsky
Gregory Haslinsky

Signature Page to Director Designation Agreement